UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

On September 7, 2010, Global Companies LLC (“Global”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), executed a Second Amendment to Sale and Purchase Agreement (the “Second Amendment”) with ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”).  The Second Amendment amends the Sale and Purchase Agreement dated May 24, 2010 among ExxonMobil and Global, as previously amended by a First Amendment to Sale and Purchase Agreement dated as of August 12, 2010 (as so amended, the “Purchase Agreement”), pursuant to which Global agreed to acquire certain assets and liabilities related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island (the “Subject States”).  The Purchase Agreement also provides Global the right to supply Mobil branded fuel to such stations and to 31 Mobil branded stations that are owned and operated by independent dealers in the Subject States.  The aggregate purchase price for the acquisition is approximately $202,000,000.  The following is a description of the material provisions set forth in the Second Amendment:

•                        ExxonMobil agreed to pay or otherwise credit the sum of $2,550,000 towards the closing costs otherwise payable by Global in consideration for Global’s resolution of certain diligence matters, including without limitation Global’s waiver of its rights to reject sites for title, survey or environmental reasons and Global’s assumption of certain obligations in connection with Massachusetts Title V requirements.

•                        One site in Peabody, Massachusetts and one site in Attleboro, Massachusetts were removed from the Purchase Agreement and one site in Boston, Massachusetts was added to the Purchase Agreement.

•                        The Initial Closing (as described below in Item 7.01) is deemed to have occurred at 9:30 a.m. on September 8, 2010.

All other material terms remain the same as disclosed in the Partnership’s Current Reports on Form 8-K filed on May 25, 2010 and August 31, 2010.  The Second Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01.                              Regulation FD Disclosure

On September 8, 2010, the Partnership issued a press release announcing the closing of the initial phase of its acquisition of retail gas stations and supply rights from ExxonMobil under the Purchase Agreement (the “Initial Closing”).  The purchase price for the Initial Closing was approximately $152,000,000, and the aggregate purchase price for the entire acquisition, including the Subsequent Closings (as defined in the Purchase Agreement), is approximately $202,000,000.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.                              Other Events

The Partnership previously announced that Global entered into the Purchase Agreement, pursuant to which Global agreed to acquire certain assets and liabilities related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island.  Of the 190 stations that are the subject of the Purchase Agreement, 42 are directly operated by ExxonMobil and 148 are dealer operated subject to existing franchise agreements assigned to and assumed by Global.  The Purchase Agreement also provides Global the right to supply Mobil branded fuel to such stations and to 31 Mobil branded stations that are owned and operated by independent dealers in the Subject States.  On September 8, 2010, the Partnership completed the Initial Closing of the acquisition for a purchase price of approximately $152,000,000, which included the 148 dealer operated stations and the 31 dealer owned and operated stations.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Sale and Purchase Agreement, dated September 7, 2010, among ExxonMobil Oil Corporation and Exxon Mobil Corporation, as sellers, and Global Companies LLC, as buyer

99.1	Global Partners LP Press Release dated September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: September 9, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Sale and Purchase Agreement, dated September 7, 2010, among ExxonMobil Oil Corporation and Exxon Mobil Corporation, as sellers, and Global Companies LLC, as buyer

99.1	Global Partners LP Press Release dated September 8, 2010